Exhibit 3.1
AMENDMENT NO. 4
TO THE
AMENDED AND RESTATED
OPERATING AGREEMENT OF
KKR FINANCIAL HOLDINGS LLC
This Amendment No. 4 (this “Amendment”) to the Amended and Restated Operating Agreement of KKR Financial Holdings LLC, a Delaware limited liability company (the “Company”), is made as of November 6, 2015. Capitalized terms used herein and not otherwise defined are used as defined in the Current Agreement (as defined below).
WHEREAS, the Company was formed pursuant to (i) the Certificate of Formation of the Company, dated January 17, 2007, as filed in the office of the Secretary of State of the State of Delaware on January 17, 2007, and (ii) the Operating Agreement of the Company, dated as of January 17, 2007 (the “Original Agreement”);
WHEREAS, the Original Agreement was amended and restated pursuant to the Amended and Restated Operating Agreement of the Company, dated as of May 3, 2007, as amended effective March 24, 2009, and was further amended by (i) Amendment No. 1 to the Amended and Restated Operating Agreement, dated as of February 28, 2010, (ii) Amendment No. 2 to the Amended and Restated Operating Agreement, dated as of January 10, 2013, (iii) the Share Designation of the 7.375% Series A LLC Preferred Shares, dated as of January 17, 2013, and (iv) Amendment No. 3 to the Amended and Restated Operating Agreement, dated as June 27, 2014 (as so amended, the “Current Agreement”);
WHEREAS, the board of directors of the Company (the “Board”), pursuant to Article 18 of the Current Agreement, has the authority to amend Section 6.4 of the Current Agreement as specified in this Amendment upon the affirmative vote of the majority of the Board; and
WHEREAS, the Board has deemed it advisable and in the best interests of the Company to amend the Current Agreement as fully set forth herein and has unanimously approved this Amendment.
NOW, THEREFORE, in consideration of the premises set forth in this Amendment, the Current Agreement is hereby amended as follows:
I.    AMENDMENTS.
A.Section 6.4 of the Current Agreement is hereby amended by replacing “five” in the second sentence thereof with “three”.
II.    MISCELLANEOUS
A.    Full Force and Effect. Except to the extent modified hereby, the Current Agreement shall remain in full force and effect.
B.    Governing Law. This Amendment shall be interpreted in accordance with the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by such laws.
[Signature Page Follows]
IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed as of the day and year first above written.
MEMBERS:
All of the Members of the Company, by the Secretary, pursuant to the power of attorney granted in Section 1.4 of the Current Agreement
/s/ Nicole J. Macarchuk
Name:     Nicole J. Macarchuk
Title:     Secretary and General Counsel